SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 15, 2005
(Date of earliest event report)
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.14

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS
     (a) On December 15, 2005, the Board of Directors of the company approved revisions to the company’s Code of Ethics to be included in the company’s 7th edition of its Code of Ethics which is attached hereto as Exhibit 10.14. The company’s Code of Ethics applies to all directors, officers and employees of the company.
     The revisions consist of a number of technical and non-substantive amendments to clarify certain sections of the Ethics Code. In addition, the revisions include the following:
•	Substitution of the word “standards” for “guidelines” throughout the Code of Ethics to emphasize the mandatory nature of the Code;

•	Incorporation of portions of the Ethics & Business Conduct charter into the Code of Ethics;

•	Modification of the issue resolution process to encourage employees first to try to remedy the situation with the person(s) involved;

•	Revision of the contact information to designate the telephone hotline maintained by Ethics and Business Conduct as “EthicsLine” and to inform that after normal business hours, EthicsLine is answered by a third party provider;

•	Addition of language relating to workplace violence emphasizing that threats, intimidation, harassment, assault or any act of aggression is prohibited and will be dealt with immediately;

•	Expansion of the section relating to protection of employee information to clarify that the company’s commitment to protection of employee personal information includes (i) taking measures to safeguard employees’ personal information, (ii) protecting the confidentiality of employees’ personal information when dealing with third parties, (iii) striving to keep employees’ information accurate and up-to-date, and (iv) restricting access to employees’ personal information to the employee and those with a legitimate business or legal need;

•	Revision of the sections relating to company assets and government affairs and reports to prohibit use of company assets by directors, officers and employees to express personal opinions to governmental officials or to promote a political candidate;

•	Revision of the section relating to company assets to clarify that company credit cards for purchasing are considered company funds and must be used prudently and effectively;

•	Revision of the section relating to maintenance of accurate and auditable company records to make it clear that records of financial transactions are included;

▪	Revision of the section relating to conflict of interest to prohibit use of company information for outside businesses;

▪	Revision of the section relating to conflict of interest to emphasize that a conflict of interest may exist if a director, officer or employee seeks or accepts preferential treatment from a supplier, contractor or customer or provides preferential treatment to others based upon personal or family relationships;

▪	Revision of the section relating to intellectual property to disclose that new employees are required to sign confidentiality agreements as a condition to employment and to emphasize that employees and contractors must make sure that intellectual property used in company facilities will be appropriately safeguarded from vendors, suppliers, customers and competitors;

▪	Revision of the section relating to inside information and insider trading laws to add a provision allowing the general counsel and corporate secretary to instruct select officers and employees of the company not to trade in company securities for a specified period of time each quarter prior to the company’s quarterly earnings announcement;

▪	Revision of the Code of Ethics to break out provisions relating to gifts and entertainment into two separate sections and to add clarification as to what constitutes “nominal value” for purposes of loans, consumable gifts and exchange of personal gifts;

▪	Revision of the section relating to environmental responsibility to require that each employee responsible for, or engaged in, activities or operations that might affect the environment should know and comply with the laws, regulations and policies that relate to such activities; and

▪	Revision of the section relating to government affairs and reports to disclose additional information concerning the company’s political action committee.
     The 7th Edition of the Code of Ethics is attached hereto as Exhibit 10.14 and is incorporated herein by reference. The description of the revisions to the Code of Ethics contained herein is qualified in its entirety by reference to the 7th Edition of the Code of Ethics.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) The following items are filed as exhibits to this report:

10.14	7th Edition of the Code of Ethics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Steven J. Hillyard

	Its:	Vice President and
Chief Accounting Officer
Date: December 15, 2005